                           SCHEDULE 14A INFORMATION

         PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )


Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:


/ /  Preliminary Proxy Statement                        / / Confidential, for Use of the Commission
                                                            Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             Citi-Bancshares, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                            CITI-BANCSHARES, INC.
                          1211 North Boulevard West
                           Leesburg, Florida 34748


                  NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD APRIL 23, 1996


     Notice is hereby given that the 1996 Annual Meeting of Shareholders of Citi-Bancshares, Inc. ("Citi-Bancshares") will be held at Citizens Center, Third Floor, 1300 Citizens Boulevard, Leesburg, Florida, on Tuesday, April 23, 1996, at 7:00 p.m., Local Time (the "Meeting"), for the following purposes:

1. Elect Directors. To consider and vote upon the reelection of eleven directors to serve until the Annual Meeting of Shareholders in 1997 and until their successors have been elected and qualified.

2. Ratify Auditors. To ratify the appointment of Purvis Gray & Company as independent auditors for Citi-Bancshares for the fiscal year ending December 31, 1996.

3.   Other Business.   To transact such other business as may properly come
     before the 1996 Annual Meeting or any adjournments or postponements thereof.

     Only shareholders of record at the close of business on March 19, 1996, are entitled to notice of and to vote at the Meeting or any adjournments thereof. All shareholders, whether or not they expect to attend the Meeting in person, are requested to complete, date, sign and return the enclosed Proxy in the accompanying envelope.

     Also enclosed is a copy of Citi-Bancshares' 1995 Annual Report to Shareholders.


                                        By Order of the Board of Directors,

                                        /s/ T. MICHAEL KILLINGSWORTH
                                        ----------------------------
                                        T. Michael Killingsworth
                                        Secretary
March 26, 1996



     PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY TO CITI-BANCSHARES IN THE ENVELOPE PROVIDED WHETHER OR NOT YOU PLAN TO ATTEND 1996 ANNUAL MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY.

                            CITI-BANCSHARES, INC.
                          1211 North Boulevard West
                           Leesburg, Florida 34748

                               PROXY STATEMENT
                                     FOR
                             1996 ANNUAL MEETING

                                INTRODUCTION

GENERAL

     This Proxy Statement is being furnished to the shareholders of Citi-Bancshares, Inc. ("Citi-Bancshares" or the "Company"), a Florida corporation registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (the "BHC Act"), in connection with the solicitation of proxies by the Board of Directors of Citi-Bancshares from holders of the outstanding shares of the $.01 par value Common Stock of Citi-Bancshares ("Common Stock") for use at the Annual Meeting of Shareholders of the Company to be held on April 23, 1996, and at any adjournments or postponements thereof (the "Meeting"). Unless otherwise clearly specified, the terms "Company" and "Citi-Bancshares" shall include the Company's subsidiary.

     The Meeting is being held to consider and vote upon (i) the reelection of eleven directors to serve until the Annual Meeting of Shareholders in 1997 and until their successors have been elected and qualified, (ii) the ratification of the appointment of Purvis Gray & Company as independent auditors for Citi-Bancshares for the fiscal year ending December 31, 1996, and (iii) such other business as may properly come before the Meeting.

     The Board of Directors of Citi-Bancshares knows of no other business that will be presented for consideration at the Meeting other than the matters described in this Proxy Statement.

     The Proxy Statement and Proxy are first being mailed to the shareholders of Citi-Bancshares on or about March 26, 1996. The 1995 Annual Report to Shareholders ("1995 Annual Report"), including financial statements for the fiscal year ended December 31, 1995, accompanies this Proxy Statement.

     The principal executive offices of Citi-Bancshares are located at 1211 North Boulevard West, Leesburg, Florida 34748. The telephone number of Citi-Bancshares at such offices is (352) 787-5111.

RECORD DATE, SOLICITATION AND REVOCABILITY OF PROXIES

     The Board of Directors of Citi-Bancshares has fixed the close of business on March 19, 1996 as the record date ("Record Date") for determining the Citi-Bancshares shareholders entitled to notice of and to vote at the Meeting. Accordingly, only holders of record of shares of Common Stock on the Record Date will be entitled to vote at the Meeting. At the close of business on such date, there were 4,047,643 shares of Common Stock issued and outstanding and held by approximately 1,132 shareholders of record. See "PRINCIPAL SHAREHOLDERS".

     Each shareholder is entitled to one vote on each proposal per share of Common Stock held as of the Record Date. In determining whether a quorum exists at the Meeting for purposes of all matters to be voted on, all votes "for" or "against," as well as all abstentions (including votes to withhold authority to vote in certain cases), with respect to the proposal receiving the most such votes, will be counted. The vote required for the election of directors is a plurality of the votes cast by the shares entitled to vote in the election, provided a quorum is present. Consequently, with respect to the proposal for the election of directors, abstentions and broker non-votes will not be counted as part of the base number of votes to be used in determining if the proposal has received the requisite number of base votes for approval. The other proposals to be voted on at the Meeting will be approved if the votes cast by the holders of the shares of Common Stock represented at the meeting and entitled to vote on the matter favoring the action exceed the votes cast in opposition to the action. Consequently, with respect to those proposals, as in the proposal for the election of directors, abstentions and broker non-votes will not be counted as part of the base number of votes to be used in determining if the proposal has received the requisite number of base votes for approval, and an abstention or broker nonvote will have no effect.

     Shares of Common Stock represented by a properly executed Proxy, if such Proxy is received in time and not revoked, will be voted at the Meeting in accordance with the instructions indicated in such Proxy. IF NO INSTRUCTIONS ARE INDICATED, SUCH SHARES OF COMMON STOCK WILL BE VOTED "FOR" THE REELECTION AS DIRECTORS OF CITI-BANCSHARES OF THE 11 NOMINEES NAMED IN THE PROXY AND "FOR" THE OTHER PROPOSALS DESCRIBED HEREIN AND OTHERWISE IN THE JUDGMENT OF THE PROXIES.

     A shareholder who has given a Proxy may revoke it at any time prior to its exercise at the Meeting by either (i) giving written notice of revocation to the Secretary of Citi-Bancshares, (ii) properly submitting to Citi-Bancshares a duly executed Proxy bearing a later date, or (iii) appearing in person at the Meeting and voting in person. All written notices of revocation or other communications with respect to revocation of Proxies should be addressed as follows: Citi-Bancshares, Inc., P.O. Box 490047, Leesburg, Florida 34749-0047,
Attention: T. Michael Killingsworth, Secretary.

                                  PROPOSAL ONE
                             ELECTION OF DIRECTORS

GENERAL

     The Meeting is being held to reelect eleven directors of Citi-Bancshares to serve one-year terms of office expiring at the Company's 1997 Annual Meeting of Shareholders and until their successors have been elected and qualified.
All of the nominees are presently directors of Citi-Bancshares and have served as directors of Citi-Bancshares since its inception in 1983, except the following: William F. Herlong, Jr., who served as a director for the first time in 1984, W. Thomas Brooks and Ferrell D. Young who served as directors for the first time in 1987, Kenneth W. Mullis who served as a director for the first time in 1990, and Douglas W. Braun who served as a director for the first time in 1993. All of the nominees also serve as directors of Citi-Bancshares' banking subsidiary, Citizens National Bank of Leesburg (the "Bank"). The members of the Boards of Directors of the Bank and the Company are the same. Proxies cannot be voted for a greater number of persons than the number of nominees specified herein (11 persons).

     All shares represented by valid Proxies received pursuant to this solicitation and not revoked before they are exercised will be voted in the manner specified therein. If no specification is made, the Proxies will be voted for the reelection of all 11 nominees listed below. In the event that any nominee is unable to serve (which is not anticipated), the persons designated as Proxies will cast votes for the remaining nominees and for such other replacements as may be nominated by Citi-Bancshares' Board of Directors.

     The affirmative vote of the holders of shares of Common Stock representing a plurality of the votes cast by the shares entitled to vote in the election at the Meeting, at which a quorum is present, is required for the reelection of the directors listed below.

     THE NOMINEES HAVE BEEN NOMINATED BY CITI-BANCSHARES' BOARD OF DIRECTORS AND THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE REELECTION OF ALL 11 NOMINEES LISTED BELOW.

INFORMATION ABOUT NOMINEES FOR DIRECTOR

     The following information as of February 15, 1996, relating to age and directorships in other companies, positions with the Company and the Bank, principal employment and Common Stock owned beneficially, has been furnished by the respective nominees. Except as otherwise indicated, each nominee has been or was engaged in his or her present or last principal employment, in the same or a similar position, for more than five years. See "Information About the Board of Directors and Its Committees."


                                                                            SHARES OF COMMON STOCK
                                                                              BENEFICIALLY OWNED
                                                                               AND PERCENTAGE OF
  NOMINEE, AGE AND YEAR                                                          COMMON STOCK
FIRST ELECTED AS A DIRECTOR          INFORMATION ABOUT NOMINEE                  OUTSTANDING (1)

Douglas W. Braun                     Mr. Braun has been President of               68,471 (2)
Age: 46                              Besco Electric Supply Co. since                  1.7%
Elected to Board: 1993               1983, an electrical wholesale
                                     business located in Leesburg, Florida.


Clifton L. Bridges, M.D.     Dr. Bridges is a facial               145,767 (3)
Age: 52                      plastic surgeon and is                    3.6%
Elected to Board: 1983       President of Bridges,
                             Hardy & Milstead, M.D.,
                             P.A.  He was named
                             Chairman of the Board of
                             Directors of
                             Citi-Bancshares and the
                             Bank in 1995.

W. Thomas Brooks             Mr. Brooks is a                        27,137 (4)
Age: 46                      certified public                          0.7%
Elected to Board: 1987       accountant and a partner
                             in Brooks, Wiley, Young,
                             Padgett & Kleiser, P.A.
                             He is a director of
                             Foliage Design Systems
                             Franchise Company, Boys
                             and Girls Club of Lake
                             County and Leesburg High
                             School Foundation.

Thomas N. Grizzard           Mr. Grizzard is a                      20,197 (5)
Age: 56                      realtor and is President                  0.5%
Elected to Board: 1983       of Tom Grizzard, Inc., a
                             realty company located
                             in Leesburg, Florida.
                             Mr. Grizzard is a
                             Trustee of the Beverly
                             Grizzard Residual Trust.
                              He manages Leesburg
                             Lake Shore Mobile Home
                             Park and is a developer
                             of Beverly Harbors
                             Condominiums.

W.F. Herlong, Jr.            Mr. Herlong is an                      31,880 (6)
Age: 62                      investor in stocks,                       0.8%
Elected to Board: 1984       bonds and real estate.
                             Formerly, he was Vice
                             President of the Bank in
                             Marketing & Business
                             Development.  Mr.
                             Herlong is a limited
                             partner in A.S. Herlong
                             Ltd., a real estate
                             holding company located
                             in Leesburg, Florida,
                             and is a travel
                             consultant for AAA Auto
                             Club South.

Wendell F. Husebo            Mr. Husebo is Chairman                 67,649 (7)
Age: 68                      of Husebo                                 1.7%
Elected to Board: 1983       Advertising/Public
                             Relations, Inc., in
                             Leesburg, Florida, a
                             regional agency he
                             organized in 1962.  He
                             has been active in
                             business, civic and
                             church activities in
                             Leesburg since 1951.

Walter S. McLin              Mr. McLin is an                        65,442 (8)
Age: 60                      attorney-at-law and has                   1.6%
Elected to Board: 1983       practiced in Lake
                             County, Florida since
                             1962.  He is President
                             of McLin, Bumsed,
                             Morrison, Johnson &
                             Robuck, P.A. He
                             currently serves as a
                             member of the Board of
                             Directors of Blue Cross
                             and Blue Shield of
                             Florida, Inc. and
                             Florida Combined Life
                             Insurance Company, Inc.

Kenneth W. Mullis*           Mr. Mullis has served as               22,493 (9)
Age: 53                      President and Chief                       0.6%
Elected to Board: 1990       Executive Officer of
                             Citi-Bancshares and the
                             Bank since 1990.


Linda S. Spradlin            Mrs. Spradlin is                     185,409 (10)
Age: 58                      President of Fox Fire                    4.6%
Elected to Board: 1983       Farms, Inc., a horse
                             farm located in
                             Leesburg, Florida. She
                             is a Trustee of
                             Poinsettia Land Trust, a
                             real estate holding
                             company.

Bobby A. Sullivan*           Mr. Sullivan is owner of              11,156 (11)
Age: 61                      Sullivan's Lakeside                      0.3%
Elected to Board: 1983       Nursery and is a former
                             Senior Vice President
                             and Cashier of the Bank
                             and the Senior
                             Operations  Officer,
                             Chief Financial Officer
                             and Secretary of
                             Citi-Bancshares.

Ferrell D. Young, D.V.M.     Dr. Young is a                        49,965 (12)
Age: 55                      veterinarian. He is                      1.2%
Elected to Board: 1987       owner and practitioner
                             of Northgate Animal
                             Hospital d/b/a Ferrell
                             D. Young, D.V.M., P.A.,
                             Leesburg, Florida and
                             Animal Clinic of Lady
                             Lake, Florida. He has
                             been in practice for 22
                             years. He is a member of
                             FVMA, AVMA, and is
                             Secretary/Treasurer of
                             Lake County Veterinary
                             Emergency Clinic.

EXECUTIVE OFFICERS WHO ARE NOT ALSO NOMINEES OR DIRECTORS


T. Michael Killingsworth       Mr. Killingsworth serves as Senior      0
Age: 39                        Vice President, Chief Financial       0.0%
                               Officer and Secretary of Citi-
                               Bancshares and Senior Vice
                               President, Chief Financial
                               Officer and Cashier of the
                               Bank.  After graduating from
                               Georgia Southern University
                               and the University of
                               Georgia School of Banking, Mr.
                               Killingsworth joined The Georgia
                               Department of Banking and
                               Finance as a Financial Examiner
                               in 1982, until he joined
                               Southeastern Bank, Darien,
                               Georgia, in 1985.  Mr.
                               Killingsworth joined the
                               Company and the Bank on
                               March 1, 1995.  Upon Mr.
                               Sullivan's retirement on
                               December 31, 1995, Mr.
                               Killingsworth was appointed to
                               his current positions with the
                               Company and the Bank.

Danny A. Schmid           Mr. Schmid has served as the                        3,860
Age: 53                   Senior Vice President - Lending                      0.09%
                          for the Bank since 1989.  Mr. Schmid
                          graduated from University of
                          Central Florida in 1973, and served as
                          a lender with Sun Bank, N.A. in
                          Leesburg, Florida from 1974 to 1989.
                          He also graduated from the University
                          of Virginia Graduate School of
                          Retail Bank Management in 1982.

Nominees and Executive                                                      699,426
Officers as a Group (13                                                       17.28%
persons)

--------------------
*Served as an executive officer of the Company during 1995.

(1) Information relating to beneficial ownership of Common Stock by directors is based upon information furnished by each person using "beneficial ownership" concepts set forth in rules of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Under such rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or direct the voting of such security, or "investment power," which includes the power to dispose of or to direct the disposition of such security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under such rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may disclaim any beneficial ownership. Accordingly, nominees are named as beneficial owners of shares as to which they may disclaim any beneficial interest. Except as indicated in other notes to this table describing special relationships with other persons and specifying shared voting or investment power, directors possess sole voting and investment power with respect to all shares of Common Stock set forth opposite their names.

(2) Includes 200 shares (over which Mr. Braun exercises shared voting and investment control) held by Mr. Braun jointly with his wife. Also includes 14,550 shares held by Besco Electric Supply, Inc., and 51,444 shares held by the Besco Electric Supply, Inc. Pension Plan, as to which shares Mr. Braun disclaims beneficial ownership.

(3) Includes 1,341 shares held by Dr. Bridges' individual retirement account and 52,146 shares (over which Dr. Bridges exercises shared voting and investment control) held jointly with his wife, Glenda J. Bridges. Also includes 936 shares (over which Dr. Bridges exercises no voting or investment control) held by his wife's individual retirement account, 14,576 shares (over which Dr. Bridges exercises no voting or investment control) owned jointly by Dr. Bridges' wife and her mother, 4,167 shares held by Dr. Bridges as custodian for his minor children, and 69,800 shares held by the Bridges, Hardy & Milstead, M.D., P.A., Money Purchase Pension Plan Trust, as to which shares Dr. Bridges disclaims beneficial ownership.

(4) Includes 3,073 shares held by Mr. Brooks' individual retirement account and 21,464 shares (over which Mr. Brooks exercises shared voting and investment control) held jointly with his wife, Ann H. Brooks. Also includes 400 shares held by Mr. Brooks as custodian for his minor daughter, Amy Elizabeth Brooks, and 200 shares (over which Mr. Brooks exercises no voting or investment control) owned directly by Mr. Brook's son, Brian Chase Brooks, as to which shares Mr. Brooks disclaims beneficial ownership.

(5) Includes 2,840 shares held by Mr. Grizzard's individual retirement account and 6,429 shares held in trust for Mr. Grizzard (over which Mr. Grizzard exercises sole voting and investment control). Also includes 1,350 shares
(over which Mr. Grizzard exercises no voting or investment control) held by Mr. Grizzard's wife's individual retirement account, 6,429 shares held in trust for Mr. Grizzard's wife, Linda K. Grizzard (over which Mr. Grizzard exercises no voting and investment control) and 3,149 shares (over which Mr. Grizzard exercises shared voting and investment control) held by Mr. Grizzard and his sister, Sally G. Spence Reeves, as Trustees of the Beverly Grizzard Residuary Trust, as to which shares Mr. Grizzard disclaims beneficial ownership.

(6) Includes 300 shares held by Mr. Herlong as Trustee of the Louise B. Herlong Trust (Mr. Herlong's mother) and 300 shares held by Mr. Herlong as Trustee of the W. Fred Herlong Trust (Mr. Herlong's father), as to all of which shares Mr. Herlong disclaims beneficial ownership.

(7) Includes 315 shares held by Mr. Husebo in trust for his minor granddaughters, 7,761 shares held by Husebo Advertising/Public Relations, Inc., and 27,168 shares held by the Husebo Advertising/Public Relations, Inc. Profit Sharing Plan, as to all of which shares Mr. Husebo disclaims beneficial ownership.

(8) Includes 19,869 shares held by Mr. McLin's individual retirement account. Also includes 19,578 shares (over which Mr. McLin exercises no voting or investment control) held by Mr. McLin's wife, Gwen F. McLin, and 1,800 shares held in Mrs. McLin's individual retirement account, as to which shares Mr. McLin disclaims beneficial ownership.

(9) Includes 10,000 shares (over which Mr. Mullis exercises shared voting and investment control) owned jointly with his wife, Linda L. Mullis, and 9,605 shares owned by Mr. Mullis' individual retirement account. Does not include 11,025 shares subject to options granted to Mr. Mullis by the Company pursuant to his employment, which options are not exercisable within 60 days.

(10) Includes 161,055 shares held in two trusts for Mrs. Spradlin's mother, Margaret W. Smith, of which Mrs. Spradlin serves as trustee, 6,440 shares held in trust for Mrs. Spradlin's son, Michael William Spradlin, of which Mrs. Spradlin serves as trustee, 1,766 shares held in two trusts for Mrs. Spradlin's grandchildren, Brittany Lyne Spradlin and Kyle William Spradlin, of which Mrs. Spradlin serves as trustee, 4,075 shares held in trust for Mrs. Spradlin's niece, Elizabeth Jackson, of which Mrs. Spradlin serves as trustee, and 4,473 shares held in five trusts for Mrs. Spradlin's grandnephews and grandniece, Aaron Loesch, Daniel Roe, Michael Roe, Samuel Roe and Anna Jackson, where Mrs. Spradlin serves as trustee, as to all of which shares Mrs. Spradlin disclaims beneficial ownership

(11) Includes 1,975 shares held by Mr. Sullivan's individual retirement account. Also includes 84 shares (over which Mr. Sullivan exercises shared voting and investment control) owned jointly with Mr. Sullivan's son, Keith A. Sullivan, 624 shares (over which Mr. Sullivan exercises shared voting and investment control) owned jointly with Mr. Sullivan's son, Scott J. Sullivan, and 1,974 shares (over which Mr. Sullivan exercises no voting or investment control) owned by Mr. Sullivan's wife's individual retirement account, as to which shares Mr. Sullivan disclaims beneficial ownership.

(12) Includes 3,015 shares held by Dr. Young's individual retirement account. Also includes 9,999 shares held in three trusts for Dr. Young's children, Ferrell Durham Young, Jr., Lisa Marie Young, and Beau Hartman Young, of which Dr. Young serves as trustee, and 1,389 shares (over which Dr. Young exercises no voting or investment control) owned directly by Dr. Young's son, Beau Hartman Young, as to which shares Dr. Young disclaims beneficial ownership.

      In addition, pursuant to an understanding between the Company and Citizens First Bancshares, Inc. ("CFB"), is anticipated that one CFB director, Mr. Terry
E. Trexler, will be elected to the Company Board of Directors subsequent to the consummation of the merger of CFB with and into Citi-Bancshares (the "Merger"). Upon consummation of the Merger, Mr. Trexler is anticipated to receive 65,895 shares of

Company Common Stock in exchange for 50,000 shares of CFB Common Stock owned by Mr. Trexler. It is anticipated that the Merger will be consummated during April 1996.

INFORMATION ABOUT THE BOARD OF DIRECTORS AND ITS COMMITTEES

     The Board of Directors of Citi-Bancshares held 15 Board meetings during 1995. During 1995, each of the 11 incumbent directors attended at least 86% of the aggregate total number of meetings of the Board of Directors and meetings of the Board committees on which they served. Mr. Frank S. Bouis, who resigned from the Company Board of Directors and the Bank Board of Directors in early 1996 after indicating that he was dissatisfied with his role on the Boards of Directors, attended 69% of the aggregate total number of Company Board meetings and meetings of Board committees on which he served. Citi-Bancshares' Board of Directors has a standing Compensation Committee, Executive Committee and Examination Committee, which serve the same functions for the Bank.

     In addition, the Bank's Board of Directors has the following standing committees separate from the Company: Directors-Loan Committee, Investment Committee, Marketing Committee and Trust Committee. Such committees perform those duties customarily performed by similar committees at other financial institutions.

     The Company's Compensation Committee makes recommendations to the Board of Directors with respect to the compensation of executive officers and employees of Citi-Bancshares and the Bank. The Compensation Committee administers the Pension Plan and has the power to interpret and construe any provision of the plan and to make regulations consistent with the plan. The Compensation Committee also administers the Profit Sharing Plan, including interpreting provisions of the Profit Sharing Plan, reviewing claims arising under the Plan, and filing reports and notices required for maintaining the qualification of the Plan under the Internal Revenue Code of 1986, as amended (the "Code"). Walter S. McLin (Chairman), Frank S. Bouis, W. Thomas Brooks and Thomas N. Grizzard and Clifton L. Bridges constituted the members of the Compensation Committee during 1995. Two meetings were held by the Compensation Committee during 1995. See "Compensation Committee Report".

     The Examination Committee recommends on an annual basis to the Board, the firm to be engaged as the independent auditors for Citi-Bancshares and the Bank for the next fiscal year, reviews the plan for the audit engagement, reviews financial statements, reviews audit plans and results of internal auditing, generally reviews financial reporting procedures, reviews reports of regulatory authorities and periodically reports to the Board of Directors. Douglas W. Braun. (Chairman), W. Thomas Brooks, Thomas N. Grizzard, Linda S. Spradlin and Ferrell D. Young constitute the members the Examination Committee. Thirteen meetings were held by the Examination Committee during 1995.

     The entire Board of Directors serves as the Nominating Committee for the purpose of nominating persons to serve on the Board of Directors. While the committee will consider nominees recommended by shareholders, it has not actively solicited recommendations nor established any procedures for this purpose. The Board held one meeting in its capacity as the Nominating Committee during 1995.

     Non-executive member of the Board of Directors of Citi-Bancshares are paid an annual retainer of $5,000. Non-executive officer members of the Board of Directors of the Bank are paid an annual retainer of $10,000 plus $300 for each Board meeting attended. In addition to the annual retainers, members of the Compensation Committee, Executive Committee, Examination Committee, Directors Loan Committee, Investment Committee, Marketing Committee and Trust Committee receive $100 for each meeting of such committees attended.

COMPENSATION OF EXECUTIVE OFFICERS

     Under rules established by the SEC, the Company is required to provide certain data and information in regard to the compensation and benefits provided to its chief executive officer and other executive officers, including the four other most highly compensated executive officers with compensation in excess of $100,000 during 1995. For 1995, Mr. Mullis, the President/Chief Executive Officer, and Mr. Sullivan, the former Chief Financial Officer/Chief Operations Officer, were the only officers for whom such disclosure is applicable, and they are referred to as the "named executive officers". The disclosure requirements for the named executive officers include the use of tables and a report explaining the rationale and considerations that led to fundamental executive compensation decisions affecting these individuals.

     The following report explains Citi-Bancshares' compensation philosophy as endorsed by the Board of Directors and the Compensation Committee, and the resulting actions taken by Citi-Bancshares for the reporting periods shown in the various compensation tables supporting the report. The Compensation Committee approves or recommends to the Board of Directors payment amounts and awards.

COMPENSATION COMMITTEE REPORT

General

     The Compensation Committee of the Company is currently comprised of five outside directors, including the Chairman of the Board. Mr. Mullis, as President and Chief Executive Officer, attends meetings of the Compensation Committee, but is excluded from that portion of any meeting in which his personal compensation or performance evaluation is discussed. Currently, the Company has no employees; all personnel are employees of the Bank. The Compensation Committee makes recommendations to the Board of Directors with a view to: (i) ensuring that a fair and competitive total compensation package to the officers and employees in order to recruit and retain quality personnel,
(ii) providing written evaluations based on performance not less frequently than annually, and (iii) periodically reviewing and revising salary ranges and total compensation programs for officers and employees using an outside consultant to recommend salary ranges based on current surveys of peer group market salaries for specific jobs.

Executive Officer Compensation

     In 1992, the Board of Directors authorized an independent consulting firm, Human Network Resources ("HNR") of Tequesta, Florida, to evaluate each element of the Bank's total compensation package for officers and employees. On October 23, 1992, HNR presented its report, which included a comparison of the Bank's salaries to surveys of industry averages for banks of similar size in 1992. Two to five of the surveys listed below were used to arrive at average industry salaries for each officer position other than President/Chief Executive Officer and Chief Financial Officer/Senior Operations Officer positions: Cole/Wyatt Data Services National Survey, Florida Bankers Association Survey, Cole/Wyatt Data Services Regional Survey, Bank Wage/Hour Survey, and the Sheshunoff Salary Survey. All five of such market surveys were used by HNR in evaluating the President/Chief Executive Officer's position and in evaluating the Chief Financial Officer/Senior Operations Officer's position. In November 1994, utilizing the same five surveys but with more current survey data (three surveys used were done in 1994, one survey used was done in 1993 and one in 1992) an update was conducted on the market salaries for the positions held by Messrs. Mullis and Sullivan. The average base salary (not including performance bonuses) for the President and CEO of banks of similar size based on these five surveys was $175,136 for January 1, 1996 when aged forward by 4% per year from the survey dates noted above. The average base salary for the Chief Financial Officer/Senior Operations Officer of such comparable institutions, similarly determined based on the above listed five surveys, was $109,367 for January 1, 1996. Based on previous

HNR survey information, the individual performances of Messrs. Mullis and Sullivan, and the performance of the Bank in profitability, loan and deposit growth, asset quality, and regulatory audit reports, the Compensation Committee recommended and the Board approved increasing Mr. Mullis' base salary from $147,700 in 1994 to $155,800 in 1995, and Mr. Sullivan's base salary from $110,000 in 1994 to $116,000 in 1995. Based on the same November 1994 salary data provided by HNR, the Compensation Committee has recommended and the Board has approved an annual salary for Mr. Mullis of $160,600 in 1996. Mr. Sullivan retired at year end 1995, after 31 years of service to the Company.

Base Salary and Increases

     It is the Compensation Committee's opinion that base salary ranges for all officers and employees should be reasonable and competitive with other banks of similar size in order to attract and retain competent and qualified personnel. Consequently, in conjunction with HNR and utilizing the HNR report referred to above, which is based on current surveys of peer group market salaries for specific jobs, the Compensation Committee established and the Board approved in 1992 a Salary Administration Program for the Bank setting out salary ranges and total compensation programs for directors, officers and employees at all levels. The Compensation Committee believes that the HNR survey data supports the salaries and salary ranges currently reflected in the Salary Administration Program. Annual increases for individual officers and employees are based on an annual written performance evaluation by such person's supervisor and the person's location within his salary range as set forth in the Salary Administration Program. It is anticipated that an independent consultant firm will be engaged to reevaluate such program from time to time as deemed appropriate by the Compensation Committee. It is the Board's intent to have an outside firm review the Salary Administration Program in the third quarter of 1996.

Short-Term Incentives

     The Compensation Committee has utilized a profit sharing program which results in a profit sharing award for Bank officers and employees if the Bank meets certain performance levels directly related to a return on average assets. Additionally, the Compensation Committee considers asset quality, deposit market share growth, loan growth, regulatory reports, capital, total personnel expense and peer group comparisons before recommending for Board approval a profit sharing award to the officers and employees. Upon approval of a profit sharing award, the Board allocates a percentage of the total award to cash bonuses that are paid in the year earned and a percentage of the total award to a deferred profit sharing program that is distributed to each officer and employee based on a formula that is indiscriminately applied to all personnel. The officers and employees are not fully vested in their deferred profit sharing accounts for a period of seven years. The Board is not legally obligated to fund any profit sharing awards.

Long-Term Incentives

     In the Annual Meeting of Shareholders on April 26, 1994, the shareholders approved a Citi-Bancshares 1994 Stock Option and Stock Appreciation Rights Plan (the "1994 Plan") as a long term incentive program for key officers. Under the authority granted the Board of Directors through the 1994 Plan, seven officers were granted the opportunity to earn a total of 56,250 shares during a period from December 31, 1994 to April 25, 2006. The Board installed certain criteria regarding profitability, asset quality and asset growth parameters that must be met in order for the options to be granted each year. Once earned and granted, a two year vesting period is required before the option can be exercised.

     Other than the vesting requirements of the deferred profit sharing awards discussed earlier, the only other long term incentive program being utilized by the Company is an option to purchase 11,025 shares of Common Stock (adjusted for stock dividends) granted to Mr. Mullis at the time of his employment in July 1990.

$1 Million Deduction Limit

     At this time, because of its compensation levels, the Company does not appear to be at risk of losing deductions under Code Section 162(m), which generally establishes, with certain exceptions, a $1 million deduction limit on executive compensation for all publicly held companies. As a result, the Company has not established a policy regarding this limit, but will continue to evaluate the necessity of such a policy in the future.

Summary

     In summary, the Compensation Committee believes that the compensation of the Company's officers and employees, including the named executive officers, is reasonable and competitive with compensation paid by other banks of similar size. The Bank's total personnel expense (which includes base salaries, cash bonuses, deferred profit sharing, health care coverage, pension contribution and all other benefits) as a percentage of average assets was 1.28% on September 30, 1995, the latest date as of which comparison data is available. According to a recent confidential peer group report compiled by the Federal Reserve Board and covering 359 banks of a size similar to the Bank, the average total personnel expense as a percentage of average assets for similar size banks was 1.50% as of September 30, 1995, approximately 17% higher than for our Bank. The Compensation Committee monitors the various elements of its compensation program, and reserves the right to adjust these as it deems appropriate to meet Company and shareholder objectives.

                           WALTER S. McLIN (Chairman)
                                W. THOMAS BROOKS
                               CLIFTON L. BRIDGES
                               THOMAS N. GRIZZARD

     The following table sets forth certain elements of compensation of the named executive officers of Citi-Bancshares or the Bank for the periods indicated.

                           SUMMARY COMPENSATION TABLE



                                      ANNUAL COMPENSATION
                             -------------------------------------
         (A)                 (B)     (C)       (D)        (E)               (I)
                                                      OTHER ANNUAL       ALL OTHER
      NAME AND                      SALARY    BONUS   COMPENSATION      COMPENSATION
 PRINCIPAL POSITION          YEAR    ($)       ($)      ($) (1)             ($)
-----------------------      ----  -------    -----   ------------      ------------
Kenneth W. Mullis            1995  $155,800  $70,000      N/A            $19,442(2)

President and Chief          1994  $147,700  $60,000      N/A            $19,364
Executive Officer of
Citi-Bancshares and
the Bank                     1993  $140,000  $50,000      N/A            $13,665

Bobby A. Sullivan (3)        1995  $116,000  $30,000      N/A            $15,957(2)

Senior Operations
Officer,                     1994  $110,000  $30,000      N/A            $15,299
Chief Financial
Officer and
Secretary of
Citi-Bancshares;             1993  $105,000  $25,000      N/A            $10,506
Senior Vice
President and
Cashier of the Bank

----------------------
(1) The Bank furnishes automobiles to and pays club membership dues for certain of its officers. However, the aggregate amount of personal benefits does not exceed the lesser of $50,000 or 10% of the total compensation reported in columns (c) and (d) of the above table for any one person.

(2) Includes contributions by the Company to the Profit Sharing Plan on behalf of the named executive officers in the following amounts for 1995:
     Mr. Mullis -- $18,382, and Mr. Sullivan -- $14,216. Also includes insurance premiums paid by the Company on term life insurance covering the named executive officers in the following amounts for 1995: Mr. Mullis -- $1,060, and Mr. Sullivan -- $1,741.

(3) On December 31, 1995, Mr. Sullivan retired from his position as Chief Financial Officer, Chief Operations Officer and Secretary of the Company and Senior Vice President and Cashier of the Bank.

OPTION/SAR GRANTS IN 1995

     The following table contains information about option awards made to the named executive officers during the Company's fiscal year ended December 31, 1995.



                                                                                                     POTENTIAL REALIZABLE VALUE AT
                                                                                                     ASSUMED ANNUAL RATES OF STOCK
                                                                                                     PRICE APPRECIATION FOR OPTION
                                         INDIVIDUAL GRANTS                                                        TERM
----------------------------------------------------------------------------------------------------------------------------------
        (A)               (B)                   (C)                   (D)                    (E)         (F)      (G)      (H)
                      NUMBER OF             % OF TOTAL
                      SECURITIES            OPTIONS/
                      UNDERLYING            SARS
                      OPTIONS/              GRANTED TO            EXERCISE OR BASE
                      SARS                  EMPLOYEES IN FISCAL   PRICE                   EXPIRATION
NAME                  GRANTED (#)(1)        YEAR                  ($/SHARE)(2)               DATE         0%     5% ($)   10% ($)
----                  ------------------------------------------------------------------------------------------------------------
Kenneth W. Mullis            3,000                  27%              $9.34               1/02/05        $19,980  $50,167  $96,480

Bobby A. Sullivan(3)         2,000                  18%              $9.34              12/31/96(3)     $13,320  $16,600  $20,040

(1) Under the Company's 1994 Plan, seven officers were granted the opportunity to earn a total of 56,250 shares during a period from December 31, 1994 to April 25, 2006, subject to certain criteria regarding profitability, asset quality and asset growth parameters that must be met in order for the options to be granted each year. Once earned and granted, a two year vesting period is required before the option can be exercised. A copy of the stock option agreement under the 1994 Plan may be obtained at no expense from the Company upon written request. The options disclosed in this table were granted on January 2, 1995 for performance during fiscal year 1994. It is the Company's policy to grant options in January or February for performance during the preceding fiscal year. Accordingly, the Company granted 3,000 and 2,000 options to Messrs. Mullis and Sullivan, respectively, in February 1996 for performance during fiscal year 1995.

(2)  Book value on December 31, 1994.

(3) Bobby A. Sullivan has been granted a total of 4,000 shares under the 1994 Plan. Mr. Sullivan must exercise all of such 4,000 options within one year of his retirement (i.e., December 31, 1996).

                    AGGREGATED OPTION/SAR EXERCISES IN 1995
                      AND 1995 YEAR-END OPTION/SAR VALUES

     None of the named executive officers exercised options or SARs during 1995. This table indicates the number of shares covered by both exercisable and non-exercisable options as of December 31, 1995. Also reported are the values for "in-the-money" options, which represent the positive spread between the exercise price of any such existing options and the year-end price of the Company's Common Stock on the Nasdaq National Market.



                    NUMBER OF SECURITIES          VALUE OF UNEXERCISED IN-
                   UNDERLYING UNEXERCISED          THE-MONEY OPTIONS/SARS
                  OPTIONS/SARS AT FY-END (#)            AT FY-END ($)

                       EXERCISABLE (E)/                EXERCISABLE (E)/
      NAME             UNEXERCISABLE(U)                UNEXERCISABLE(U)
----------------- --------------------------       -----------------------
Kenneth W. Mullis        Options:                         Options:
                           0(E)                            N/A(E)
                       11,025(U)(1)                     $145,861(U)
                        3,000(U)(2)                      $28,950(U)(2)
                          SARs:                            SARs:
                           0(E)                            N/A(E)
                           0(U)                            N/A(U)

Bobby A. Sullivan        Options:                         Options:
                           0(E)                            N/A(E)
                       2,000(U)(2)                      $19,320(U)(2)
                          SARs:                            SARs:
                           0(E)                            N/A(E)
                           0(U)                            N/A(U)

-----------------
(1) In connection with his employment with the Company on July 9, 1990, Mr. Mullis was granted a stock option (without tandem SARS) to purchase 10,000 shares of Common Stock of the Company. Adjustments to such option due to stock dividends declared and paid since that time have increased the option to cover 11,025 shares. Such option becomes exercisable upon the earlier to occur of (i) July 9, 2000 if Mr. Mullis is then still employed by the Company or the Bank, (ii) Mr. Mullis' death while he is still so employed, or (iii) a sale, merger, stock exchange or similar disposition of at least 51% of the outstanding stock of the Company during such time as Mr. Mullis is employed by the Company or the Bank (a "Change in Control"). The option expires upon the earlier to occur of (w) Mr. Mullis' termination of employment prior to July 9, 2000 (other than by reason of death or a Change in Control), (x) July 9, 2005, (y) 180 days after Mr. Mullis' death, or (z) 90 days following notice to Mr. Mullis of a Change in Control.

(2) These unexercised options were granted pursuant to the 1994 Plan as described under "Compensation Committee Report."

                                  PENSION PLAN

     The Bank maintains a noncontributory, tax-qualified defined benefit pension plan (the "Pension Plan") for the benefit of eligible employees of the Bank. The Pension Plan provides for the payment of fixed annual benefits upon an employee's normal retirement at age 65. Benefits may also be paid upon early retirement prior to the normal retirement age as further described below.

     The following table sets forth, in straight life annuity amounts, the estimated annual benefits payable upon retirement to persons in the specified compensation and years-of-service classifications under the present provisions of the Pension Plan. The Pension Plan amounts are not offset by Social Security benefits.


                                      YEARS OF SERVICE (1)

COVERED COMPENSATION        15       20       25       30       35
--------------------      ------  -------  -------  -------  -------
 $  25,000                $7,500  $10,000  $12,500  $15,000  $15,000
    35,000                10,500   14,000   17,500   21,000   21,000
    50,000                15,000   20,000   25,000   30,000   30,000
    75,000                22,500   30,000   37,500   45,000   45,000
   100,000                30,000   40,000   50,000   60,000   60,000
   125,000                37,500   50,000   62,500   75,000   75,000
   150,000                45,000   60,000   75,000   90,000   90,000
   180,000                45,000   60,000   75,000   90,000   90,000

-----------------------
(1) Assumes retirement at age 65 in 1995 with the number of credited years of service shown in the table. The maximum compensation recognizable in accordance with Code Section 401(a)(17)(B) for plan years beginning January 1, 1995 is $150,000. In addition, the maximum annual benefit payable under the Pension Plan pursuant to Code Section 415 is $120,000.

     All employees become eligible to participate in the Pension Plan upon the date of employment with the Bank. During 1995, annual benefits under the Pension Plan were based upon the employee's years of service (up to a maximum of 30 years) and final average compensation. "Final average compensation" for this purpose means the average annual salary (excluding bonuses) for the five consecutive years of the last 10 years of employment in which a participant had the highest salary.

     Under the Pension Plan's present provisions, the normal retirement benefit at age 65 is equal to 2% of a participant's final average compensation times years of service, up to a maximum of 30 years. The normal retirement benefit is reduced by 1/15 for each of the first five years and 1/30th for each of the next five years by which the date that the payments commence precedes the participant's normal retirement date. Benefits are distributed at retirement, death or termination of employment in the form of a joint and survivor annuity, installment payments, lump sum payment, or alternate form of annuity as elected by the participant (with the consent of the spouse). Benefits under the Pension Plan become fully vested at the earlier of normal retirement age (age
65) or the completion of five years of service.

     With reference to the above Summary Compensation Table, the 1995 covered compensation of the named executive officers for purposes of the Pension Plan included the cash amounts included in the 1995 Salary column of the Summary Compensation Table. The 1995 covered compensation of each of the named executive officers for purposes of the Pension Plan is as follows: Mr. Mullis -- $150,000, and Mr. Sullivan $116,000. The estimated credited years of service of each of the named executive officers as of December 31, 1995 is as follows: Mr. Mullis -- 6 years, and Mr. Sullivan -- 30 years.

                               PERFORMANCE GRAPH

     As required by the Securities and Exchange Commission, the following line-graph presentation compares the Company's cumulative, five-year shareholder returns on an indexed basis with an overall stock market index and a published industry index. The graph compares the Company's shareholder returns with the Nasdaq Composite Index and the Southeastern Independent Bank Index, published by The Carson Medlin Company. The Southeastern Independent Bank Index is the compilation of the total return to shareholders over the last five years of a group of 21 independent community banks located in the States of Florida, Georgia, North Carolina, South Carolina, Tennessee and Virginia, where the individual bank results are weighted by the market capitalization of each bank relative to the entire peer group.


                                   (GRAPH)

                             CITI-BANCSHARES, INC.
                          FIVE YEAR PERFORMANCE INDEX


                                 1990  1991  1992  1993  1994  1995
                                 ----  ----  ----  ----  ----  ----
Citi-Bancshares, Inc.             100   100   149   204   286   337
Independent Bank Index-Weighted   100   111   152   188   225   299
Nasdaq Composite Index            100   161   187   215   210   296

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Walter S. McLin, Frank S. Bouis, W. Thomas Brooks, Thomas N. Grizzard and Clifton L. Bridges were the members of the Compensation Committee during 1995. See "PROPOSAL ONE-ELECTION OF DIRECTORS".

     Walter S. McLin, a director of Citi-Bancshares and the Bank and Chairman of the Compensation Committee and of the Executive Committee, is the President and a principal shareholder of McLin, Bumsed, Morrison, Johnson & Robuck, P.A. ("McLin, Bumsed"), a law firm located in Leesburg, Florida. McLin, Bumsed, as general counsel to Citi-Bancshares, performed various legal services for Citi-Bancshares and the Bank during the fiscal year ended December 31, 1995, and received approximately $113,239 for such services. This excludes fees paid by Bank customers in transactions in which McLin, Bumsed represented the Bank.

     Douglas W. Braun, a director of Citi-Bancshares and the Bank, is the President of Besco Electric Supply Co., an electrical wholesale business located in Leesburg, Florida. The Bank purchased from Besco Electric Supply Co. various supplies totaling $2,351 during the fiscal year ending December 31, 1995.

     Wendell F. Husebo, a director of Citi-Bancshares and the Bank and Chairman of the Bank's Trust Committee, is the Chairman and a principal shareholder of Husebo Advertising/Public Relations, Inc. ("Husebo Advertising"), an advertising firm located in Leesburg, Florida. Husebo Advertising performed various advertising services for the Company and the Bank during the fiscal year ended December 31, 1995, and received approximately $335,028 for such services, which included costs of advertising and other services purchased by Husebo Advertising on behalf of the Company.

                CERTAIN TRANSACTIONS AND BUSINESS RELATIONSHIPS

     Several of Citi-Bancshares' directors, officers and their affiliates, including corporations and firms of which they are officers or in which they and/or their families have an ownership interest, are customers of Citi-Bancshares and the Bank. These persons, corporations, and firms have had transactions in the ordinary course of business with the Company and the Bank, including borrowings of material amounts, all of which, in the opinion of management, were on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unaffiliated persons and did not involve more than the normal risk of collectibility or present other unfavorable features. Citi-Bancshares and the Bank expect to have such transactions on similar terms with its directors, officers, and their affiliates in the future. The aggregate amount of loans outstanding by the Bank to directors, executive officers, and related parties of Citi-Bancshares or the Bank as of December 31, 1995 was approximately $3,714,000, which represented approximately 8.00% of the consolidated shareholders' equity on that date. For additional information concerning specific transactions and business relationships between Citi-Bancshares or the Bank and certain of its directors or executive officers, see "Compensation Committee Interlocks and Insider Participation."

                                  PROPOSAL TWO
              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Company's Board of Directors, upon the recommendation of its Examination Committee, has appointed Purvis Gray & Company, independent certified public accountants, as independent auditors for Citi-Bancshares for the current fiscal year ending December 31, 1996, subject to ratification by the shareholders. Purvis Gray & Company has served as independent auditors for Citi-Bancshares since November, 1990. Purvis Gray & Company has advised Citi-Bancshares that neither the firm nor any of its partners has any direct or material interest in Citi-Bancshares and its subsidiary except as auditors and independent certified public accountants of Citi-Bancshares and its subsidiary.

     A representative of Purvis Gray & Company will be present at the Meeting and will be given the opportunity to make a statement on behalf of the firm if he so desires, and will be available appropriate questions from shareholders.

REQUIRED SHAREHOLDER VOTE

     The appointment of Purvis, Gray & Company will be ratified by the shareholders if the votes cast by the holders of the shares of Common Stock represented at the Meeting and entitled to vote on the matter favoring the action exceed the votes cast in opposition to thereto.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF PURVIS GRAY & COMPANY AS INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1996, AND THE ENCLOSED PROXY, IF PROPERLY COMPLETED AND RETURNED, WILL BE SO VOTED UNLESS A SHAREHOLDER EXECUTING THE PROXY SPECIFICALLY VOTES AGAINST THIS PROPOSAL OR ABSTAINS FROM VOTING BY MARKING THE APPROPRIATELY DESIGNATED BLOCK ON THE PROXY.

                  VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS

     The Record Date for determining the Citi-Bancshares shareholders entitled to notice of and to vote at the Meeting was March 19, 1996 On that date, there were 4,047,643 shares of Common Stock issued and outstanding and held by approximately 1,132 shareholders of record. Citi-Bancshares is not aware of any shareholder who is the beneficial owner, as defined by Securities and Exchange Commission rules, of more than 5% of the outstanding shares of Common Stock as of December 31, 1995. Information regarding the beneficial ownership of Common Stock by 1996 director nominees and executive officers is included above under "Information about Nominees for Director."

                            SECTION 16(A) REPORTING

     Each director and executive officer of the Company is required to file with the Securities and Exchange Commission certain reports relating to his or her ownership and changes in ownership of the Company's securities. The Company undertakes to assist such persons to meet these filing requirements. Based on material provided to the Company, the Company believes that all such filing requirements with respect to the Company's fiscal year ended December 31, 1995, were complied with except that, due to clerical errors, Mr. Bryson, who retired as Chairman of the Board on March 28, 1995, had one late report with respect to a sale of 14 shares occurring several months after his retirement; Mr. Brooks had one late report with respect to two purchases made on November 22, 1995, and there was a late Form 3 report regarding the assumption by Mr. Killingsworth of the duties of principal financial and accounting officer as of January 1, 1996.

                 SHAREHOLDER PROPOSALS FOR 1997 ANNUAL MEETING

     In accordance with the provisions of Rule 14a-8(a)(3)(1) of the Securities and Exchange- Commission, proposals of shareholders intended to be presented at the Company's 1997 Annual Meeting must be received by the Company by November 28, 1996, in order to be eligible for inclusion in the Company's proxy statement and form of proxy for that meeting.

                                 OTHER MATTERS

     The management of Citi-Bancshares knows of no matters other than those stated above that are to be brought before the Meeting. However, if any other matter should properly come before the Meeting, the persons designated as Proxies will vote on such matters in their best judgment.

                               OTHER INFORMATION

PROXY SOLICITATION COSTS

     The cost of soliciting Proxies for the Meeting will be paid by Citi-Bancshares. In addition to the solicitation of shareholders of record by mail, telephone, facsimile or personal contact, Citi-Bancshares will be contacting brokers, dealers, banks, or voting trustees or their nominees who can be identified as record holders of Common Stock; such holders, after inquiry by Citi-Bancshares, will provide information concerning quantities of proxy materials and 1995 Annual Reports needed to supply such information to beneficial owners, and Citi-Bancshares will reimburse them for the reasonable expense of mailing proxy materials and 1995 Annual Reports to such persons.

ANNUAL REPORT ON FORM 10-K

     Upon the written request of any person whose Proxy is solicited by this Proxy Statement, Citi-Bancshares will furnish to such person without charge (other than for exhibits) a copy of Citi-Bancshares' Annual Report on Form 10-K for the fiscal year ended December 31, 1995, including financial statements and schedules thereto, as filed with the SEC. Requests may be made to Citi-Bancshares, Inc., P.O. Box 490047, Leesburg, Florida 34749-0047,
Attention: T. Michael Killingsworth, Secretary.

                                       By Order of the Board of Directors,

                                       /s/   T. MICHAEL KILLINGSWORTH

                                       T. MICHAEL KILLINGSWORTH
                                       Secretary
March 26, 1996

                                                                APPENDIX A



                         CITI-BANCSHARES, INC.                     PROXY
              1211 North Boulevard West, Leesburg, Florida 34748

     The undersigned shareholder of Citi-Bancshares, Inc. (the "Company"), Leesburg, Florida, hereby constitutes and appoints Jack S. Drawdy, Keith R. Padgett And Ted C. Prosser, Jr., or any of them, each with full power of substitution, as Proxy or Proxies of the undersigned, to vote the number of shares of Company Common Stock which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held in the main office of Citizens National Bank of Leesburg located at 1211 North Boulevard West, Leesburg, Florida on Tuesday, April 23, 1996, or at any adjournments or postponements thereof (the "Meeting").


1.   To reelect Douglas W. Braun, Clifton L. Bridges, W. Thomas Brooks, Thomas
     N. Grizzard, William F. Herlong, Jr., Wendell F. Husebo, Walter S. McLin, Kenneth W. Mullis, Linda S. Spradlin, Bobby A. Sullivan and Ferrell D. Young as directors to each serve for a one-year term and until their successors are elected and qualified.

                               / /  For  / /  Against

     To Withhold Authority for any Nominee(s) for Director, write his (their) name(s) in the space provided below.


         ------------------------------------------------------------

2. To ratify the appointment of Purvis Gray & Company as independent auditors for the Company for the fiscal year ending December 31, 1996.

                          / /  For / /  Against / /  Abstain


3. In their sole discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting or any adjournment thereof.

                      / /  Authorized / /  Withhold Authority

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2 AND WITH DISCRETIONARY AUTHORITY ON ALL OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.

     Please print and sign your name exactly as it appears on your stock certificate, and return this Proxy in the enclosed postage-paid envelope. Where shares are held jointly, each shareholder should sign. When signing as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person. In addition, please date this Proxy.

                                           --------------------------------
                                           Signature of Shareholder

                                           --------------------------------
                                           Signature of other Shareholder
                                           (if held jointly)

                                           Dated:
                                                 --------------------------

          THIS PROXY IS SOLICITED BY THE COMPANY'S BOARD OF DIRECTORS AND MAY BE REVOKED BY THE SHAREHOLDER PRIOR TO ITS EXERCISE.


                                     - 1 -